SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

September 2, 2008
Date of Report (Date of earliest event reported)

BRITTON INTERNATIONAL INC.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File # 000-1336747
(Commission File Number)

47-0926548
(IRS Employer Identification Number)

725 Kendall Lane, Boulder City, Nevada 89005
(Address of principal executive offices)

(702) 293-3613
(Issuer’s telephone number)

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On September 2, 2008, Britton International Inc. (“Britton’) and CaliCo Entertainment Group, Inc. (“Calico’) each completed their respective due diligence regarding a business combination whereby Britton would acquire all of the issued and outstanding stock of Calico. A definitive agreement (the “Agreement”) to effect the combination is now being completed. It is anticipated the combination will have a closing date approximately ten (10) days from the completion date of the Agreement.

As previously reported, the basis of the Agreement includes Britton issuing 3,450,000 new common shares in exchange are all issued and outstanding shares of Calico, after which the prior shareholders of Calico would own approximately 5% of the issued and outstanding stock of Britton.

It is contemplated that Britton will be re-named Belltower Entertainment Corp. or a similar name within a short period following completion date.

Calico is a “Hollywood” based, media/feature film/television finance and production company formed for the purpose of creating and distributing entertainment products. It is a privately-held company with its corporate headquarters located in Santa Monica, California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRITTON INTERNATIONAL INC.

By: /s/ Jacek Oscilowicz
Jacek Oscilowicz, Chief Executive Officer
Dated:  September 2, 2008